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                                                                    EXHIBIT 10.8

                                   AGREEMENT

                         (THE "REQUIREMENT AMENDMENT")

between

GARCHING INNOVATION GMBH MUNICH, GERMANY

                                                                          ("GI")

and

ALNYLAM PHARMACEUTICALS, INC., CAMBRIDGE, USA (FORMERLY KNOWN AS ALNYLAM HOLDING CO., INC.)

                                                              ("Alnylam Pharma")

and

ALNYLAM US, INC., CAMBRIDGE, USA (FORMERLY KNOWN AS ALNYLAM PHARMACEUTICALS,
INC.)

                                                                  ("Alnylam US")

and

ALNYLAM EUROPE AG, KULMBACH, GERMANY (FORMERLY KNOWN AS RIBOPHARMA AG)

                                                             ("Alnylam Germany")

(GI, Alnylam Pharma, Alnylam US and Alnylam Germany are hereinafter referred to as the "Parties")

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PREAMBLE

WHEREAS, Alnylam US and GI are parties to the Alnylam Co-Exclusive License Agreement dated as of December 20, 2002 (the "Alnylam License Agreement"), pursuant to which Alnylam US received one of two proposed co-exclusive licenses from GI to the patents described therein;

WHEREAS, Max Planck Gesellschaft zur Foerderung der Wissenschaften e.V. ("MPG"), co-owner of the patents licensed under the Alnylam License Agreement (and only MPG but none of the other co-owners of the licensed patents), established the requirement to develop and commercialize the licensed patents also in Germany, due to the fact that Tom Tuschl, a main inventor of the licensed patents, made his inventions at a Max Planck Institute in Germany in the course of a project funded by the German government; MPG (and only MPG but none of the other co-owners of the licensed patents) requested from GI to negotiate and implement in the respective agreements a Comparability Requirement (as defined below) and a Split of Indications Requirement (as defined below);

WHEREAS, the Alnylam License Agreement provides for the grant of a second co-exclusive license to a European-based therapeutics company consisting of, among other things, a German company that must have comparable operational forces in terms of budget, employees, R&D and BD capacities as Alnylam US ("Europe RNAi") to be established by Alnylam US;

WHEREAS, Alnylam US and Alnylam Germany entered into a share exchange agreement dated as of July 3, 2003 (the "Share Exchange Agreement") pursuant to which both entities became wholly-owned subsidiaries of Alnylam Pharma;

WHEREAS, the equity ownership structure provided for under the Share Exchange Agreement did not comply with certain of the requirements set forth in Appendix C of the Alnylam License Agreement;

WHEREAS, under an Amendment to the Alnylam License Agreement dated as of July 2, 2003 (the "Garching Amendment"), GI agreed that Alnylam Germany qualifies as Europe RNAi as described in the Alnylam License Agreement, provided that, among other terms and conditions set forth in the Garching Amendment, for a period of 5 years after the effective date as defined in the Alnylam License Agreement (i) Alnylam Pharma is required to use reasonable commercial efforts to build for Alnylam Germany capabilities to develop, make, use, sell or import license products comparable to Alnylam US and (ii) Alnylam Germany must have comparable operational forces in Germany in terms of budget, employees, research and development and business development capabilities as Alnylam US (conditions (i) and (ii) above are hereinafter jointly referred to as the "Comparability Requirement");

Requirement Amendment
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WHEREAS, GI and Alnylam Germany are parties to a Ribopharma Co-Exclusive License
Agreement dated as of July 30, 2003 (the "Ribopharma License Agreement") pursuant to which GI granted a second co-exclusive license to Alnylam Germany (formerly known as Ribopharma AG);

WHEREAS, under Section 2.3 of each the Alnylam License Agreement and the Ribopharma License Agreement, Alnylam US, Alnylam Germany and GI have undertaken to mutually agree on a reasonable and equal split of indications and sub-indications according to the estimated market size and accessibility by RNAi within the field between Alnylam US and Alnylam Germany (hereinafter referred to as the "Split of Indications Requirement");

WHEREAS, Alnylam US and Alnylam Germany issued to GI a confidential report dated as of January 10, 2005, pursuant to which Alnylam US and Alnylam Germany asserted their compliance with the Comparability Requirement and the Split of Indications Requirement;

WHEREAS, on January 20, 2005 GI issued to Alnylam US and Alnylam Germany a deficiency notice regarding the Comparability Requirement, according to Section
C) 5.c) of the Garching Amendment (the "Deficiency Notice"), and an insufficiency notice regarding the Split of Indications Requirement according to
Section 2.3 of the Alnylam License Agreement and Section 2.3 of the Ribopharma License Agreement (the "Insufficiency Notice"); and

WHEREAS, without prejudice to, and/or acknowledging any default under, any of the contractual obligations described above, the Parties engaged into further discussions intended to reach amicable agreement with respect to the matters cited below and to settle any controversy arising out of the Comparability Requirement and the Split of Indications Requirement;

NOW THEREFORE, the Parties agree with respect to the foregoing as follows:

1. Alnylam Pharma, Alnylam US, Alnylam Germany and GI agree that with respect to the scope, content, reporting, failure, cure and termination procedure, and any other terms and conditions (including without limitation Sections
      A) 1., A) 3. d), and C) 5. a) through c) of the Garching Amendment) in connection with the Comparability Requirement set forth in the Alnylam License Agreement, the Garching Amendment and the Ribopharma License Agreement as well as the requirements set out in Sec. 10.2 of the Share Exchange Agreement (collectively, the "Comparability Requirement Terms and Conditions"), the Comparability Requirement Terms and Conditions shall be amended as follows (the amended Comparability Requirement Terms and Conditions set forth in (i) through (vi) below collectively the "Amended Comparability Requirement Terms and Conditions"):

Requirement Amendment
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      (i) For a period until December 20, 2007 (the "Period"), Alnylam Pharma
      (or any successor or assignee of Alnylam Pharma) is obliged to maintain Alnylam Germany as an operating company in Germany with at least a number of employees collectively equal to 25 full-time equivalent employees ("FTEs") (such number may include the management of Alnylam Germany and incoming employees who have signed their employment contracts with Alnylam Germany but have not yet commenced their employment) having their legal and habitual residence in Germany and working at least 75% of their working time in Germany, and

      (ii) Alnylam Pharma (or any successor or assignee of Alnylam Pharma) shall ensure for the Period that 10 of the 25 FTEs as defined under (i) above are scientists with at least a doctoral-level degree, and a further 4 of these 25 FTEs are diploma scientists ("Academic Quota"), unless the Parties have agreed on a different Academic Quota, it being understood that Alnylam Pharma may propose - at any time - adjustments to the Academic Quota subject to GI's approval, which approval shall not be unreasonably withheld by GI, provided that Alnylam Pharma has given sufficient reasons for its proposed adjustments.

      (iii) Alnylam Pharma (or any successor or assignee of Alnylam Pharma) shall provide GI, within 30 days after the end of each calendar quarter, with calendar quarterly reports (the "Reports") showing in sufficient detail how Alnylam Pharma has fulfilled during the immediately preceding calendar quarter and intends to fulfil in the calendar quarter in which the respective Report is submitted, its obligations set forth in (i) and
      (ii) above; the first Report shall be delivered to GI for the first calendar quarter 2005, and

      (iv) In the event GI informs Alnylam Pharma in writing, within 30 (thirty) days after receipt of the respective Report, that Alnylam Pharma failed to comply with one or more of its obligations set forth in (i) and (ii) above (the "Failure Notice"), and Alnylam Pharma fails to cure that breach within 90 days after receiving the Failure Notice or, if such breach is the result of one or more employees leaving their employment with Alnylam Germany, within 180 days after the final date of employment of such employee, whichever period is longer ("Grace Period"), GI shall have the extraordinary right, but subject to the procedure set forth in clause 1(v) below, to terminate the Ribopharma License Agreement in writing with 30 days prior notice to Alnylam Pharma. In the event of such termination, Sections 11.7, 11.8 and 12.3 of the Ribopharma License Agreement shall not apply, and such termination of the Ribopharma License Agreement shall be GI's sole remedy under any or all of this Requirement Amendment, the Ribopharma License Agreement, the Alnylam License Agreement and the Garching Amendment for failure by Alnylam Pharma (or any successor or Assignee of Alnylam Pharma) to comply with the obligations set forth in 1(i) and 1(ii) above.

Requirement Amendment
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      (v) Within 30 days after the end of the Grace Period, Alnylam Pharma may provide written notice to GI in sufficient detail to demonstrate that the Amended Comparability Requirement Terms and Conditions were fulfilled within the Grace Period, or, despite diligent efforts to fulfill them, were not fulfilled within the Grace Period for reasons outside the reasonable control of Alnylam Pharma, e.g. because it has not been possible within such Grace Period to recruit an appropriate individual for a vacant position. In the event that, after giving reasonable consideration to such written notice from Alnylam, GI does not agree that Alnylam Pharma has fulfilled, or used diligent efforts to fulfill, the Amended Comparability Requirement Terms and Conditions within the Grace Period, GI shall have the right to seek termination of the Ribopharma License Agreement by initiating arbitration in accordance with Section
      12.3 of the Ribopharma License Agreement, with the following modifications:

            (a) the only matter on which the arbitrators will be asked to rule is whether Alnylam Pharma has met, or has used diligent efforts to meet, the Amended Comparability Requirement Terms and Conditions;

            (b) if the arbitrators rule that Alnylam Pharma has met, or has used diligent efforts to meet, the Amended Comparability Requirement Terms and Conditions, GI shall not have the right to terminate the Ribopharma License Agreement and shall bear all costs of the arbitration; and

            (c) if the arbitrators rule that Alnylam Pharma has not met, or has not used diligent efforts to meet, the Amended Comparability Requirement Terms and Conditions, GI shall have the right to terminate the Ribopharma License Agreement immediately, and Alnylam Pharma shall bear all costs of the arbitration.

      (vi) GI shall herewith waive and Alnylam Pharma, Alnylam US and Alnylam Germany shall herewith accept such waiver of any and all rights including but not limited to any right of GI to terminate the Alnylam License Agreement and/or the Ribopharma License Agreement based on an asserted default under the Comparability Requirement Terms and Conditions.

2. Alnylam Pharma, Alnylam US, Alnylam Germany and GI agree that with respect to the Split of Indications Requirement set forth in the Alnylam License Agreement and the Ribopharma License Agreement (i) Alnylam US and Alnylam Germany shall be fully and irrevocably released from the Split of Indications Requirement and all and any pending, threatened or asserted claims arising out of any asserted default under the Split of Indications Requirement, and (ii) GI shall herewith waive and Alnylam Pharma, Alnylam US and Alnylam Germany shall herewith accept such waiver of any and all rights including but not limited to any

Requirement Amendment
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      right of GI to terminate the Alnylam License Agreement and/or the
      Ribopharma License Agreement based on an asserted default under the Split of Indications Requirement.

3. Alnylam Pharma, Alnylam US, Alnylam Germany and GI agree that in each of the Alnylam License Agreement and the Ribopharma License Agreement,
      Section 4.2 shall be amended to read as follows:

            "COMPANY shall furnish, and shall oblige its AFFILIATES and SUBLICENSEES to furnish to COMPANY for inclusion in its reports to GI, to GI in writing, within 30 (thirty) days after the end of each calendar year, with COMPANY's standard R&D report, on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS for each indication and sub-indication within the FIELD. The report shall also contain a discussion of intended R&D efforts for the calendar year in which the report is submitted."

4. Alnylam Pharma, Alnylam US, Alnylam Germany and GI agree that in each of the Alnylam License Agreement and the Ribopharma License Agreement, the final paragraph of Section 4.3 shall be amended to read as follows:

            "If GI decides that COMPANY did not fulfill the requirements of (a) or (b), and/or that COMPANY's terms and conditions for the requested sublicense have been unreasonable (in either case, a "Sublicensing Deficiency"), GI may provide COMPANY with notice in writing ("Sublicensing Deficiency Notice") of such decision. Within thirty
            (30) days of receiving such Sublicensing Deficiency Notice, COMPANY shall provide GI within a written reply proposing a plan to correct such Sublicensing Deficiency, and/or explaining COMPANY's reasonable belief that no such Sublicensing Deficiency exists. If COMPANY does not provide a written reply to GI within thirty (30) days after receiving such Sublicensing Deficiency Notice, or if after giving such reply due consideration, including discussing such reply with COMPANY, GI reasonably concludes that such Sublicensing Deficiency does exist and/or that COMPANY's proposed corrective plan is inadequate, GI may initiate the arbitration procedure according to
            Section 12.3. If the award of the arbitration tribunal states a non-fulfillment of the requirements of (a) or (b), COMPANY shall immediately start negotiations with the third party; if the award of the arbitration tribunal states unreasonable terms and conditions, COMPANY shall immediately re-negotiate reasonable terms and conditions with the third party. In any such awards of the arbitration tribunal, the costs for the arbitration procedure shall be borne solely by COMPANY."

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5.    In consideration for the agreements of GI set out in paragraphs 1 through
      4 above, Alnylam Pharma shall issue and transfer, within 30 days after the Amendment Execution Date, a total of 270,000 (two hundred seventy thousand) fully-paid shares of Alnylam Pharma Common Stock, such shares to be free of any restrictions on transfer other than any restrictions required under applicable U.S. securities laws (the "Compensation Shares"). The Compensation Shares shall be distributed in accordance with written instructions (the "Distribution Instructions") to be provided by GI to Alnylam Pharma within 5 days after the Amendment Execution Date, instructing Alnylam Pharma to issue and transfer such Compensation Shares either

      (i) in total to MPG, in which case it shall be GI's sole and exclusive responsibility to split the Compensation Shares and to cause MPG to assign and transfer any part of the Compensation Shares to any of the Massachusetts Institute of Technology ("MIT") and/or the Whitehead Institute ("WI") (MIT, WI and MPG collectively the "Approving Owners" as defined in the Ribopharma License Agreement). In such case, however, Alnylam Pharma shall diligently assist and support MPG in connection with any further assignment and transfer of any portion of the Compensation Shares; in particular, Alnylam Pharma shall, and, as necessary or useful, shall instruct its respective consultants or agents (e.g., EquiServe Trust) to, execute any documents or take any other action required under applicable U.S. securities law in order to implement any further assignment and transfer of any portion of the Compensation Shares in the most expeditious manner;

      or

      (ii) in portions to the Approving Owners in accordance with a share distribution scheme set forth by GI in the Distribution Instructions.

      The Distribution Instructions shall also include written confirmation from each Approving Owner that it approves this Requirement Amendment.

      MPG (or any of its successors or assignees) and the Approving Owners shall be and remain the owner of the Compensation Shares, including without limitation in the event that this Requirement Amendment or any of the Alnylam License Agreement, the Garching Amendment or the Ribopharma License Agreement is terminated.

6. GI shall represent and warrant that it has the right and authority to enter into this Requirement Amendment and that such Requirement Agreement, in particular the Amended Comparability Requirement Terms and Conditions and the release from the Split of Indications Requirements as agreed in this Requirement Amendment, does not conflict with any rights and claims of third parties, in particular of the

Requirement Amendment
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      Approving Owners. GI shall defend, indemnify and hold harmless Alnylam
      Pharma, Alnylam US and Alnylam Germany, as well as its directors and officers against any claims of third parties, in particular the Approving Owners, irrespective on what basis, against Alnylam Pharma, Alnylam US and/or Alnylam Germany because of this Requirement Amendment or any of the Amended Comparability Requirement Terms and Conditions or the release from the Split of Indications Requirement as agreed in this Requirement Amendment.

7. This Requirement Amendment shall come into effect on June 15, 2005 (the "Amendment Execution Date") and shall remain in effect for the term of the Alnylam License Agreement and the Ribopharma License Agreement. Until the Amendment Execution Date, GI herewith agreed to suspend the Deficiency Notice and the Insufficiency Notice.

8. This Requirement Amendment shall be governed by and construed in accordance with the laws of Federal Republic of Germany. Any controversy arising out of or in connection with this Requirement Amendment shall be subject to arbitration under the procedural Rules of the International Chamber of Commerce. The arbitration tribunal shall be appointed as follows: GI, on the one hand, and collectively Alnylam Pharma, Alnylam US and Alnylam Germany, on the other hand, shall each select, within 30 (thirty) days after receipt of notice that arbitration is initiated, an independent and experienced third party as arbitrator. Such two selected arbitrators shall mutually select an independent and experienced third party as third arbitrator. The venue for such arbitration procedure shall be Munich, Germany, the language shall be English. The award of the arbitration shall be final and binding for the parties. Notwithstanding the foregoing, each party may apply for interlocutory relief in court.

9. This Requirement Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same instrument.

In witness thereof the parties have caused this agreement to be executed by their duly authorized representatives.

Garching Innovation GmbH

By: /s/ Dr. Bernhard Hertel
    -------------------------------------
Name: Dr. Bernhard Hertel
Title: Geschaftsfuhrer/Managing Director
Date: June 14, 2005

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Alnylam Pharmaceuticals, Inc.

By: /s/ Barry Greene
    ----------------------------
Name: Barry Greene
Title: Chief Operating Officer
Date: June 7, 2005

Alnylam US, Inc.

By: /s/ Vincent J. Miles
    ----------------------------
Name: Vincent J. Miles
Title: Sr. Vice President Business Development
Date: June 7, 2005

Alnylam Europe AG

By: /s/ Roland Kreutzer
    ------------------------------
Name: Roland Kreutzer
Title: Managing Director
Date: June 13, 2005

Alnylam Europe AG

By: /s/ Andreas Bossko
    -----------------------
Name: Andreas Bossko
Title: Vice President, Finance
Date: June 13, 2005

Requirement Amendment
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